Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F/A of RedHill Biopharma Ltd. of our report dated October 25, 2012, relating to the financial statements of RedHill Biopharma Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Auditors” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
October 25, 2012	Certified Public Accountants (Isr)
A member firm of PricewaterhouseCoopers International Limited